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                                                                   EXHIBIT 10.20


[PEROT SYSTEMS CORPORATION LETTERHEAD]

                                                             ASSOCIATE AGREEMENT

This Associate Agreement (this "Agreement") is made as of July 8, 1996 by and between Perot Systems Corporation, a Delaware Corporation, or one of its subsidiaries or affiliates (Perot Systems Corporation and all its subsidiaries and affiliates are collectively referred to as "Perot Systems" and the organization employing the Associate, which is Perot Systems Corporation itself, will be referred to as "Company") and James Champy ("Champy"), an individual who, subject to satisfaction of any conditions stated in his offer of employment, will become an employee of Company beginning on August 12 , 1996 (the "Effective Date").

1.   Employment.

     (a) Subject to the terms and conditions specified in this Agreement, Company hereby agrees to employ Champy on a full time basis (subject to Section
3) as Chairman of Perot Systems' Management Consulting Business ("Management Consulting") reporting directly to Company's current Chief Executive Officer ("CEO") and Chairman of the Board (the "Chairman"), Morton H. Meyerson. If Morton H. Meyerson ceases to serve as CEO, Champy will report jointly to Morton
H. Meyerson and the new CEO as long as Morton H. Meyerson remains the Company
Chairman.   If Morton H. Meyerson ceases to serve as the Company Chairman,
Champy will report directly to the then current CEO. The Company agrees that during the term of this Agreement Champy shall at all times be one of the most senior executive officers of the Company.

     (b) As Chairman of Management Consulting, Champy's responsibilities and authority shall consist (subject to ultimate control of the CEO and the Chairman) of the direction and control of Management Consulting, including developing strategy and direction for Management Consulting, hiring senior executives for Management Consulting and participating in general marketing activities and consulting for key clients. Champy agrees to perform these responsibilities and other duties normally associated with such position, subject to such legal and ethical policies and guidelines as may be reasonably established from time to time by the Board of Directors (the "Board"), the Chairman or the CEO of Company.

     (c) The term of Champy's employment by Company hereunder will commence on the Effective Date and will continue until and unless terminated in accordance with Section 8. Perot Systems' management will recommend to the Board that it elect Champy as a member of the Board at the first scheduled Board meeting after the Effective Date.



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Associate Agreement                                             Revised (May 96)

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2.   Compensation and Benefits.

     (a) During the term of this Agreement, Company will pay Champy (in accordance with the Company's normal payroll policies) a salary of $41,666.67 per month, which salary the Board shall review at least once in each calendar year to determine whether an upward adjustment is warranted (as so adjusted from time to time, the "Base Salary"), plus a bonus payable as of the end of each calendar year to be determined in accordance with the then current bonus plan applicable to the most senior executive officers of the Company.

     (b) Champy will receive medical coverage, dependent medical coverage and disability coverage on the same terms as the other most senior executive officers of Company. Champy will be entitled to indemnification and will receive directors' and officers' liability insurance to the maximum extent provided to other directors and most senior executive officers of Company. Champy will be entitled to receive benefits related to travel, as established or revised by Company from time to time for Company's CEO and Chief Operating Officer ("COO"). Champy will receive life insurance coverage in the amount of $1,000,000 on the same terms as provided to the Company's current Chairman, if Champy submits to a physical examination and receives an insurability rating that provides for no higher premium than that paid by Company for the current Chairman; provided that, if Champy's premium would be higher than that paid by Company for the current Chairman, Champy may obtain a lower amount of coverage, so as to reduce the premium to that paid for the current Chairman, or may obtain equivalent coverage by paying the difference between his actual rate and the rate paid for the current Chairman. Champy shall also receive other fringe benefits, and be entitled to vacation time, consistent with the other fringe benefits and vacation time afforded to the other most senior executive officers of the Company.

     (c) Company will provide Champy office space, a full time assistant and telephone and electronic equipment and services reasonably necessary or appropriate to permit him to perform his duties. Champy's office will be located in Cambridge or Boston, Massachusetts, which will be the principal location from which Champy will perform services hereunder.

     (d) Company shall reimburse Champy for all reasonable expenses incurred or paid by Champy in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement in accordance with Company's normal expense reimbursement policies applicable to its most senior executive officers.

3. Outside Activities. While employed by Company, Champy will not (a) engage in any other business activity or (b) work for or have any financial interest in any business enterprise, including any sole proprietorship, without Company's prior consent; provided, however, that Champy shall be permitted (i) to make and maintain passive personal investments for himself, members of his immediate family and any trust or custodial account for his or their benefit, and (ii) participate in civic, charitable, religious and other not-for-profit organizations so long as his activities pursuant to the forgoing clauses (i) and (ii) do not unreasonably interfere with the performance by him of his duties and responsibilities hereunder. In addition, notwithstanding the

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Associate Agreement                                             Revised (May 96)

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foregoing, Champy may (subject to Section 5) prepare and deliver speeches and participate in writing books pursuant to the provisions of Section 9

4. Certain Policies. Champy will comply with all Perot Systems' policies that are communicated to him from time to time, including but not limited to its Standards and Ethical Principles. Champy understands that Perot Systems' policies are intended for general guidance only and that Perot Systems may amend or cancel those policies at any time. Champy will not knowingly engage in or tolerate illegal or unethical conduct within Perot Systems. Champy agrees to be tested at Company's request, at any time or from time to time, to detect drugs, controlled substances, alcohol or inhalants, by giving blood samples, urine samples or both.

5.   Confidential Information.

     (a) Champy acknowledges that Perot Systems is continuously developing or receiving Confidential Information, and that during his employment he will receive Confidential Information from Perot Systems, its customers and suppliers and special training related to Perot Systems' business methodologies. He further acknowledges and agrees that his employment by Company creates a relationship of confidence and trust between the parties that extends to all Confidential Information that becomes known to him.
Accordingly, Champy will not disclose or use any Confidential Information, except in connection with the good faith performance of his duties as an employee, and will take reasonable precautions against the unauthorized disclosure or use of Confidential Information. Upon Company's request, Champy will execute and comply with a third party's reasonable agreement to protect its confidential and proprietary information. In addition, Champy will not solicit or induce the unauthorized disclosure or use of confidential or proprietary information for the benefit of Perot Systems.

     (b) For purposes of this Agreement, "Confidential Information" means all written, machine-reproducable, oral and visual data, information and material, including but not limited to business, financial and technical information, computer programs, documents and records (including those that Champy develops in the scope of his employment) that (i) Perot Systems or any of its customers or suppliers treats as proprietary or confidential through markings or otherwise, (ii) relates to Perot Systems or any of its customers or suppliers or any of their business activities, products or services (including software programs and techniques) and is competitively sensitive or not generally known in the relevant trade or industry, or (iii) derives independent economic value from not being generally known to, and is not readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Confidential Information does not include any data, information or material that is: (i) approved by Company for unrestricted public disclosure;
(ii) known to Champy without obligations of confidentiality prior to the time that he learns of such data, information or material as a result of his employment by the Company; or (iii) is or becomes publicly known without a breach of this Agreement.

6. No Competition/ Non-Solicitation. Champy acknowledges that, in the course and as a result of employment with the Company, Champy will obtain special training and knowledge and will come in contact with the Company's customers and potential customers, which training,

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Associate Agreement                                             Revised (May 96)

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knowledge and contacts potentially could provide invaluable benefits to competitors of the Company. Accordingly, and in consideration of Company's agreement to hire Champy hereunder, which Champy acknowledges is conditioned on the covenants contained herein, Champy agrees that for one year after his employment by Company ends, for any reason, except with the prior written consent of Company, Champy will comply with the following covenants:

     (a) except for Exempted Activities (as defined below), Champy will not solicit or perform (or assist a third party in soliciting or performing) services (a "Restricted Solicitation or Performance"), as an employee, independent contractor, subcontractor or otherwise, for any Person (including any Persons known by Champy to be affiliates or subsidiaries of the specified Person) that is or was a customer or prospect of the Company for which Champy solicited business or performed services on behalf of the Company during the two-year period prior to the Restricted Solicitation or Performance (a "PSC Customer or Prospect"); and

     (b) Champy will not knowingly recruit or employ or knowingly assist any Person in recruiting any person who is, or at any time within the preceding one year was, an employee of the Company.

The following activities by Champy shall constitute "Exempted Activities" for purposes of clause (a) above:

           (i) soliciting or performing services for any of the Persons listed on Exhibit A (including subsidiaries and affiliates of such Persons);

           (ii) the performance by Champy of consulting services or the like as an independent contractor working solely for himself and by himself other than for administrative and editorial support (or a business of which Champy is the owner of all of the equity and the sole non-administrative, non-editorial employee); provided, however, that the performance of such services by Champy for a PSC Customer or Prospect only shall constitute an Exempted Activity if Champy has obtained the written consent of the Company's Chairman or CEO, which consent shall not be unreasonably withheld;

           (iii) the presentation by Champy of speeches, seminars or the like as an independent contractor working solely for himself and (except as to participation on a panel or with a group of unrelated persons) by himself other than for administrative support (or a business of which Champy is the owner of all of the equity and the sole non-administrative employee) and publishing of books and articles by Champy; and

           (iv) serving as a member of the faculty or administration of an academic or non-profit institution.

For purposes of this Agreement, "Person" includes an individual, corporation, partnership, association, trust, unincorporated organization, governmental entity, other entity or group.


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Associate Agreement                                             Revised (May 96)

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If a court of competent jurisdiction finds any provision of this Section 6 to be unreasonable, then that provision shall be considered to be amended to provide the broadest scope of protection to Perot Systems that such court would find reasonable and enforceable.

7.   Proprietary Rights.

     (a) Champy agrees to disclose to Company all works of authorship and inventions that Champy produces, conceives or develops, working alone or jointly with others while Champy is employed by Company, including all computer programs, documents, and records, together with all related ideas, know-how and techniques. Except as provided in Section 9, all copyrights, patent rights and other intellectual property rights in and to all works of authorship and inventions that Champy produces, conceives or develops while Champy is employed by the Company, working alone or jointly with others, are intended to be and will be owned solely by Company, whether or not they are produced using Company's equipment, facilities, supplies or Confidential Information.

     (b) Except as provided in Section 9, Champy assigns to Company all of his rights in and to all works of authorship and inventions that Champy produces, conceives or develops, working alone or jointly with others while Champy is employed by the Company, and waives all moral or similar rights therein. Champy will sign, without additional compensation, all necessary documents and will otherwise assist Company, at its expense, to apply for, register and enforce all copyrights, patents and other intellectual property rights in works of authorship and inventions assigned by Champy to the Company pursuant to this Agreement. Champy appoints Company as his attorney-in-fact for the sole purpose of executing all necessary documents relating to the application for, registration of, or enforcement of Company's copyrights, patents and other intellectual property rights in works of authorship and inventions assigned by Champy to the Company pursuant to this Agreement. Notwithstanding the foregoing, Champy does not assign works of authorship or inventions which (i) he developed entirely on his own time without using Company's equipment, facilities, supplies or Confidential Information, and (ii) do not relate to either (A) Perot Systems' business, (B) Perot Systems' actual or demonstrably anticipated research or development, or (C) work done by him for Perot Systems.

     (c) Company can waive the rights in any work of authorship or invention to which it otherwise has rights under this Agreement only through a written instrument signed by an officer of Company after Champy has materially disclosed in writing the existence and nature of that work of authorship or invention.

     (d) Champy will not disclose to Perot Systems or use for Perot Systems' benefit any Third Party Intellectual Property. "Third Party Intellectual Property" means any confidential or proprietary information owned by any Person other than Perot Systems.

8.   Termination.

     (a) Company may terminate Champy's employment under this Agreement at any time for Cause or Substantial Misconduct. "Cause" means termination of employment for (i) a felony

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Associate Agreement                                             Revised (May 96)

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conviction of Champy for a crime involving moral turpitude; or (ii) actions by
Champy relating to his employment by the Company and constituting moral turpitude, theft or dishonesty in a material matter. "Substantial Misconduct" means termination of employment for (i) a knowing and material breach by Champy of any obligation under Sections 3, 5 or 7; (ii) actions involving a knowing and material lack of business ethics or a knowing and material failure to comply with Perot Systems' Standards and Ethical Principles; or (iii) a felony conviction of Champy other than for a crime involving moral turpitude. If Company wishes to terminate Champy for Substantial Misconduct under clause (i) or (ii) in the previous sentence, Company may only do so if Champy does not substantially cure such breach within 15 days after receipt of notice from Company specifying the breach, or, if such breach is not susceptible to a cure, Champy does not within such 15 days (i) remedy the breach to the extent possible; (ii) provide an appropriate apology; and (iii) agree in writing that if he commits a similar breach in the future, such breach will constitute Substantial Misconduct without any cure period. In addition, before Company may terminate Champy for Cause or Substantial Misconduct, Company shall give Champy written notification of the proposed termination. Champy shall have one week from the date of the notice of the proposed termination to submit a written statement to the Board concerning the proposed termination (in the case of a termination for Substantial Misconduct under clauses (i) and (ii) the one-week period shall not begin until the end of the 15-day cure period). If Champy fails to submit such a statement, his employment with Company shall terminate automatically at the end of the one-week period. In the event Champy does submit such a statement within the one-week period, and the Board has not decided to continue Champy's employment by the end of a second one-week period, Champy's employment will terminate automatically at the end of such second one-week period.

     (b) Company may terminate Champy's employment under this Agreement at any time for any reason other than Cause or Substantial Misconduct upon 30 days' prior written notice to Champy. If on or before August 12, 1997, (i) Company terminates Champy's employment for any reason other than Cause or Substantial Misconduct or (ii) Champy is Constructively Terminated (as defined below), upon such termination, Company will (A) pay Champy severance pay equal to Champy's then current Base Salary for one year from the date of termination, to be paid in semi-monthly payments, less appropriate withholdings pursuant to Company's payroll practices; (B) continue all of Champy's benefits under Section 2(b) until the expiration of such severance period; and (C) pay Champy any other amounts due him hereunder that have accrued or been incurred prior to the date of termination. If after August 12, 1997, (i) Company terminates Champy's employment for any reason other than Cause or Substantial Misconduct or (ii) Champy is Constructively Terminated (as defined below), upon such termination, Company will (A) pay Champy severance pay equal to Champy's then current Base Salary for six months from the date of termination, to be paid in semi-monthly payments, less appropriate withholdings pursuant to Company's payroll practices; (B) continue all of Champy's benefits under Section 2(b) until the expiration of such severance period; and (C) pay Champy any other amounts due him hereunder that have accrued or been incurred prior to the date of termination. "Constructively Terminated" or "Constructive Termination" means the occurrence of any of the circumstances set forth below, if within 90 days after such occurrence, Champy delivers written notice to the Board stating that he will terminate his employment with Company

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Associate Agreement                                             Revised (May 96)

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if such circumstance is not substantially cured within 30 days, and such circumstance is not substantially cured within such 30-day period.

           (i) Removal of Champy as Chairman of Management Consulting (unless such removal is in conjunction with a promotion accepted by Champy) or a material diminution, on a cumulative basis, in Champy's duties, authority, position, Base Salary or other compensation or benefits (excluding any diminution of bonus or other discretionary payments);

           (ii) If Champy is not elected to the Board at the first scheduled Board meeting after the Effective Date or ceases to serve as a member of the Board other than as a result of (i) his death, permanent disability, resignation or refusal to serve on the Board; or (ii) his removal from the Board in connection with a termination of Champy's employment for Cause or Substantial Misconduct or Champy's resignation of employment with the Company;

           (iii) the relocation of Champy's offices, or the principal location at which he is to perform services hereunder, outside of Cambridge/Boston, Massachusetts; or

           (iv) the material breach by the Company of any of its material covenants or agreements contained in this Agreement.

     (c) In the event a Change in Control of Company (as defined below) occurs on or before August 12, 1997, and Champy's employment with Company is terminated by either party (other than a termination by Company for Cause) within one year after such Change in Control, upon such termination, Company will (A) pay Champy severance pay equal to Champy's then current Base Salary for one year from the date of termination, to be paid in semi-monthly payments, less appropriate withholdings pursuant to Company's payroll practices; (B) continue all of Champy's benefits under Section 2(b) until the expiration of the severance period; and (C) pay Champy any other amounts due him hereunder that have accrued or been incurred prior to the date of termination. If a Change in Control of Company (as defined below) occurs after August 12, 1997, and Champy's employment with Company is terminated by either party (other than a termination by Company for Cause) within one year after such Change in Control, upon such termination, Company will (A) pay Champy severance pay equal to Champy's then current Base Salary for six months from the date of termination, to be paid in semi-monthly payments, less appropriate withholdings pursuant to Company's payroll practices; (B) continue all of Champy's benefits under Section 2(b) until the expiration of the severance period; and (C) pay Champy any other amounts due him hereunder that have accrued or been incurred prior to the date of termination

     (d) "Change in Control" of Company is defined to mean any of the following events:

           (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal entity and as a result of such merger, consolidation or reorganization less than 50% of the combined equity interests or voting power of the then

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Associate Agreement                                             Revised (May 96)

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      outstanding securities of the remaining corporation or legal entity or its ultimate parent immediately after such transaction are received in respect of or in exchange for voting securities of the Company pursuant to such transaction;

           (ii) The Company sells all or substantially all of its assets to any other corporation or other legal entity and, immediately following such sale, the equity owners of the Company prior to such sale own less than 50% of the combined equity interests or voting power of the then outstanding securities of such other corporation or legal entity or its ultimate parent; or

           (iii) any person (including any "person" as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities which, when added to any securities already owned by such person, represent in the aggregate (i) 50% or more, if the Company's common stock is not Publicly Traded (as defined in the Restricted Stock Agreement between the Company and Champy of even date herewith) at such time, or (ii) 40% or more, if the Company's common stock is Publicly Traded at such time, of the outstanding securities of the Company which are entitled to vote to elect directors.

provided, however, that notwithstanding subsection (1), (2) or (3) above, the ownership or acquisition of securities by Swiss Bank Corporation ("SBC") or its affiliates (subject to the limitations of any agreement between SBC or its affiliates and Perot Systems) or Ross Perot or his affiliates or family members or affiliates of his family will not constitute, or be deemed to cause, a Change in Control.

     (e) In addition to Champy's other rights to terminate this Agreement, (i) effective at the expiration of the first year of this Agreement, Champy may terminate his employment under this Agreement upon written notice of such termination given to Company at least 30 days' prior to the expiration of such first year, and (ii) effective at any time after the expiration of the second year of the term of this Agreement, Champy may terminate his employment under
this Agreement upon 30 days' prior written notice to the Company.   In the
event of a termination by Champy pursuant to this Section 9(e), Company will have no further obligations to Champy hereunder, except for: (i) payment of accrued Base Salary and provision of benefits pursuant to Section 2(b) through the date of termination, (ii) payment of any other amounts due Champy hereunder that have accrued or been incurred prior the date of termination; and (iii) payments to Champy pursuant to Section 9.

     (f) If Champy brings a claim against Company or its directors, officers or employees related to his employment by Company or termination thereof, he shall concurrently return to Company any severance payments previously made to him pursuant to this Agreement and Company's obligation to make additional severance payments as provided in this Agreement shall be suspended pending the outcome of such claim. If Champy is not the prevailing party with respect to such claim, Champy and Company will request the arbitrator or judge before

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Associate Agreement                                             Revised (May 96)

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whom the claim was brought to determine whether the claim was frivolous or brought by Champy in bad faith (any such claim, a "Bad Faith Claim"). If the judge or arbitrator determines that the claim brought by Champy was a Bad Faith Claim, Champy will forfeit his right to any severance payments returned by him to Company, any severance payments which have been suspended and any future severance payments. If the judge or arbitrator determines that the claim brought by Champy was not a Bad Faith Claim, the Company promptly will pay to Champy all severance pay provided for under this Agreement plus simple interest at 8% per annum from the date Champy brings the claim (and returns previously paid severance payments, if any) to the date Company tenders such severance payments to Champy.

9. Speeches and Publications. During the term of this Agreement, Champy may (subject to Section 5) prepare and participate in writing and publishing books, newspaper columns and articles for general distribution to the public (as opposed to for use primarily in connection with Perot Systems' clients or prospective client projects). Such books, newspaper columns and articles of general distribution are referred to herein as "Publications." Champy shall notify the Company reasonably promptly upon his participation in preparing books, newspaper columns or articles that constitute Publications under this
Section 9. Champy will own the copyright in connection with any Publications. During the term of this Agreement, Champy will determine the timing and method of any publishing, sale, lease or distribution of any Publication, but will consult with the CEO or the CEO's designee in connection with these matters and will take into account the reasonable requests and interests of the Company as to these matters. After the termination of this Agreement, Company shall be entitled to distribute copies of the Publications under arrangements with the current or future publisher as determined by Champy or the Company; provided, however, the Company shall not be entitled to make any editorial modifications to or based on such Publications without Champy's consent In connection with preparing any Publications while Champy is employed by the Company, Company agrees to provide Champy with secretarial assistance and pay other reasonable expenses, including expenses relating to editorial/writing and marketing assistance. Company shall be entitled to receive all royalty income generated by any Publication, including advances and publisher assistance in writing the Publication, until Company has been reimbursed for all out-of-pocket expenses and costs paid by Company to third parties (other than compensation costs of Perot Systems' employees) relating to the Publication. After Company has been reimbursed for all such expenses and costs, Company and Champy will share in the royalty income generated from the Publication (whether arising during or after the term of this Agreement) with each party receiving fifty percent of the royalty income. After the term of this Agreement, Champy will not interfere with customary efforts by either the Company or the publisher to promote any Publication in order to commercially exploit the value thereof.

During the term of this Agreement, Champy shall also be entitled to prepare and deliver speeches. To the extent Champy receives income from third parties for speeches and similar events while Champy is employed by the Company, such income will be the property of the Company, and Champy will submit payment to the Company for such income promptly upon receipt of such income from third parties. To the extent Champy receives income from third parties for speeches and similar events after Champy ceases to be employed by the Company, such income will be the property of Champy.

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Associate Agreement                                             Revised (May 96)

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10.  End of Employment.

     (a) Promptly after the end of his employment, Champy will return to the Company all tangible forms of Confidential Information and all equipment, records and other physical property in his possession or under his control that was furnished to him, or is owned, by Perot Systems.

     (b) CHAMPY EXPRESSLY AUTHORIZES PEROT SYSTEMS TO OFFSET ANY AMOUNTS PAYABLE OR REIMBURSABLE TO PEROT SYSTEMS BY HIM AGAINST, AND TO WITHHOLD SUCH AMOUNTS FROM, ANY AMOUNTS PAYABLE OR REIMBURSABLE TO HIM BY PEROT SYSTEMS, INCLUDING WITHOUT LIMITATION ANY BASE SALARY, COMMISSIONS, OTHER INCENTIVE COMPENSATION, AND EXPENSE REIMBURSEMENTS TO THE MAXIMUM EXTENT PERMITTED BY LAW.

11. Governing Law. This Agreement will be governed by the laws of Texas, excluding any conflicts of law provisions thereof.

12. Legal Fees. Company will pay all reasonable legal fees incurred by Champy through the Effective Date in connection with the negotiation and documentation of this Agreement and the Restricted Stock Agreement executed simultaneously herewith, including any related loan agreements with NationsBank of Texas, N.A.

13. Withholding. Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or government regulation or ruling.

14. ARBITRATION. ANY DISPUTE ARISING BETWEEN CHAMPY AND PEROT SYSTEMS UNDER THIS AGREEMENT OR WITH RESPECT TO THE SUBJECT MATTER OR INTERPRETATION HEREOF SHALL BE SETTLED BY ARBITRATION. SUCH ARBITRATION SHALL BE CONDUCTED IN WASHINGTON, D.C. IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT) BEFORE A SINGLE ARBITRATOR. SUCH ARBITRATOR SHALL BE SELECTED BY AGREEMENT OF CHAMPY AND PEROT SYSTEMS OR, IF THEY ARE UNABLE TO AGREE UPON SUCH SINGLE ARBITRATOR, BY THE WASHINGTON, D.C. OFFICE OF THE AMERICAN ARBITRATION ASSOCIATION. ANY AWARD RENDERED BY THE ARBITRATOR SHALL BE FINAL AND BINDING UPON THE PARTIES HERETO. JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. THE ARBITRATOR SHALL BE ALLOWED TO DETERMINE THE COSTS OF ARBITRATION (INCLUDING THE PARTIES' LEGAL AND OTHER COSTS AND EXPENSES) AND ALLOCATE WHICH PARTY SHOULD BEAR THE COSTS OF ARBITRATION. THE ARBITRATOR SHALL HAVE NO AUTHORITY TO AWARD DAMAGES IN EXCESS OR IN CONTRAVENTION OF THIS AGREEMENT. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS FOR ANY CLAIMS ARISING OUT A BREACH OR ALLEGED BREACH OF THIS AGREEMENT, AND CHAMPY AND PEROT SYSTEMS EACH HEREBY WAIVES ANY CLAIMS AGAINST THE OTHER FOR SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 14 SHALL BE CONSTRUED TO LIMIT THE RIGHT OF A PARTY TO SEEK INJUNCTIVE RELIEF WITH RESPECT TO ANY ACTUAL OR THREATENED BREACH OF THIS AGREEMENT FROM A COURT OF COMPETENT JURISDICTION.

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Associate Agreement                                             Revised (May 96)

15. Continuing Obligations. Sections 2(d), 5, 6, 7, 8, 9, 10, 11, 12 and 14 will continue to be enforceable after Champy's employment with Company ends and the termination of this Agreement for any reason. Champy acknowledges and agrees that any breach of Champy's obligations with respect to intellectual property or proprietary rights will cause irreparable injury for which there are no adequate remedies at law and that Company will be entitled to equitable relief in addition to all other remedies that may be available.

16. Entire Agreement. This Agreement and the other documents and instruments specifically referenced herein (together with the Restricted Stock Agreement and indemnification letter agreement, both of even date herewith) constitute the entire agreement between Company and Champy with respect to the subject matter hereof. Such agreements supersede any prior discussions, promises, or agreements on these subjects. This Agreement cannot be changed except in a writing signed by an officer of Company and Champy. If any part of this Agreement is too broad to be fully enforced, it will be enforced to the extent permitted by law.

17. Successors and Assigns; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns; provided, however, that no party hereto may assign its rights or delegate its obligations hereunder without the prior written consent of the other party hereto.

18. Notices. Any notice to Perot Systems or Company that is required or permitted by this Agreement shall be addressed to the attention of the CEO with a copy to the General Counsel at its principal office. Any notice to Champy that is required or permitted by this Agreement shall be addressed to Champy at the most recent address for Champy reflected in the appropriate records of the Company, with a copy to David E. Redlick, Esq., Hale and Dorr, 60 State Street, Boston, MA 02109. Either party may at any time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective. Whenever this Agreement requires or permits any notice from one party to another, the notice must be in writing to be effective. If mailed, a notice hereunder shall be deemed to have been given on the third business day after the same is enclosed in an envelope, addressed to the party to be notified at the appropriate address, properly stamped, sealed and deposited in the United States mail, certified mail, return receipt requested. If given in any other manner, the notice will be deemed given when actually received by the recipient.


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Associate Agreement                                             Revised (May 96)

James Champy                                COMPANY

                                            Perot Systems Corporation

Signed: /s/ JAMES CHAMPY                    Signed: /s/ MORTON H. MEYERSON
       -------------------------------             ----------------------------
                                            Name:  Morton H. Meyerson
                                                   ----------------------------
Date:   July 9, 1996                        Date:  July 9, 1996
       -------------------------------             ----------------------------


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Associate Agreement                                             Revised (May 96)

                                   Exhibit A



                o    General Electric

                o    Pepsico

                o    Cynergy

                o    Wisconsin Energy and Northern States Power
                     (individually and/or combined)

                o    Factory Mutual Life Insurance Company

                o    Royal Dutch Shell

                o    Chrysler

                o    AMR (American Airlines including SABRE)

                o    State Street Bank

                o    ENRON




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Associate Agreement                                             Revised (May 96)